Exhibit 10.49

EXECUTED COPY

FACILITY AND MANAGEMENT SERVICES AGREEMENT

THIS FACILITY AND MANAGEMENT SERVICES AGREEMENT (the “Agreement”), dated as of January 2, 2015, is by and between Northwest Cancer Care Management Company, LLC a Washington limited liability company (“Manager”), and Northwest Cancer Care Associates, P.C. a Washington professional corporation (“Medical Group”). Manager and Medical Group are each individually referred to in this Agreement as a “Party” and, collectively, as the “Parties.”

RECITALS

A.                                    Medical Group is a provider of radiation oncology (the “Medical Specialty”) in Benton County, Washington.

B.                                    Manager operates and manages facilities used by licensed physicians to practice various professional medical services, including but not limited to the Medical Specialty.

C.                                    Medical Group wishes to engage Manager to provide it with certain office facilities, equipment, nonclinical and administrative personnel, supplies and administrative services at the office located at 7379 W. Deschutes Ave., Suite 100, Kennewick, Washington 99336 (the “Office”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants of the Parties hereinafter set forth, and for their mutual reliance, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      Facilities, Equipment and Services to be Provided by Manager.

(a)                                 Office. Manager hereby grants an exclusive license to Medical Group to utilize the Office (the “Licensed Premises”) and Medical Group agrees to license such Office from Manager from Monday through Friday during the hours of 8:00 a.m. through 6:00 p.m. and such other hours as mutually agreed upon between the Parties during the Term of this Agreement. Manager shall make all arrangements for and pay all costs associated with the utilities necessary for the operation of the Licensed Premises, including, without limitation, electricity, water, gas, telephone, waste (office and medical, including radioactive medical waste) collection and removal, and janitorial services. In no event shall Manager permit any other parties to utilize the Licensed Premises and all common area portions of the Office that will be shared by the Medical Group and the Manager, such as all the lavatory facilities, the waiting rooms and reception area and the general office area for faxes and copies during the term of this Agreement. Manager and its employees and representatives shall have the right to enter the Licensed Premises at all reasonable times for the purposes of inspection, making repairs and for any other reasonable purpose.

(b)                                 Equipment. Manager hereby grants Medical Group an exclusive right to utilize such furniture, fixtures and equipment located in the Licensed Premises as are described on Exhibit A hereof (the “Equipment”) and Medical Group agrees to license the use of such Equipment from Manager. The Equipment provided hereunder shall, at all times, be and remain the property of Manager. Medical Group shall not remove the Equipment from the Licensed

Premises without the prior written consent of Manager. Manager shall maintain all Equipment in good repair, condition and working order, and shall furnish all parts and services for the Equipment reasonably required therefore including, without limitation, preventive and routine maintenance as necessary and appropriate, as determined by Manager, to maintain the Equipment in an acceptable state of repair and serviceability. The Parties agree and acknowledge that Medical Group shall be free to exercise its professional judgment with respect to the use of the Equipment.

(c)                                  General Management. Manager shall have authority and responsibility to manage, conduct and administer the day-to-day administrative and non-professional operations of the Medical Group’s Practice and shall perform those functions pursuant to the terms of this Agreement and consistent with applicable laws, rules and regulations and applicable standards of care for like entities. Nothing in this Agreement shall be construed as permitting the Manager to engage in the practice of medicine, and Medical Group shall have sole and exclusive authority over the professional operations of the Licensed Premises. The duties of Manager shall include, but not be limited to:

(i)                                               Supplies. Manager shall provide Medical Group with such office and medical supplies as are necessary for patient care and treatment and the operation of the Licensed Premises by Medical Group as reasonably determined by Medical Group in consultation with Manager.

(ii)                                            Billing and Collections. Manager shall provide billing and collection services on behalf of Medical Group.

(iii)                                         Scheduling. Manager shall maintain patient appointment scheduling services on behalf of Medical Group, which services shall include obtaining all appropriate pre-certification, demographic, insurance and related materials with respect to patients.

(iv)                                        Required Licenses and Regulatory Fees. Manager shall procure and maintain all necessary licenses and permits for the installation, use and operation of the Equipment (if necessary) and the Licensed Premises (other than the professional medical licenses of Medical Group and its Physicians (as such term is defined in section 3)), and shall pay all related licensing, inspection and regulatory fees.

(v)                                           Personnel.

(A)                               Manager shall provide, on behalf of Medical Group, all necessary non-professional support personnel (such support personnel are hereinafter referred to as “Leased Personnel”), receptionists, secretaries, clerks, management personnel and/or other personnel as necessary, as reasonably determined by the Manager upon consultation with Medical Group. Manager shall be responsible for recruiting, training, managing, supervising, compensating and terminating such personnel; provided, however, that Medical Group shall at all times have the ultimate authority and responsibility to supervise all such personnel to the extent they are engaged in the delivery of patient care services and shall participate in decisions of Manager with respect to the recruiting, training and terminating of all such personnel.

Manager shall be responsible for all salaries, fringe benefits, taxes and insurance necessary with respect to all such personnel.

(B)                               Leased Personnel shall remain employees of Manager, and not employees of Medical Group. At such times as the Leased Personnel are providing services on Medical Group’s behalf, Medical Group shall have authority and responsibility for (i) the supervision and control of the Leased Personnel (while providing services on Medical Group’s behalf); (ii) determining the means and methods by which Leased Personnel provide services hereunder; and (iii) determining charges for the services of Leased Personnel.

(vi)                                              Contract Negotiations. Manager shall advise Medical Group with respect to and negotiate, on Medical Group’s behalf, all contractual arrangements with third parties as are reasonably necessary and appropriate; provided, however, that all such contractual arrangements shall be subject to final approval by Medical Group.

(vii)                                           Financial Reports. Manager shall prepare and submit to Medical Group periodic financial reports reflecting the financial status and operations of the Medical Group.

(d)                                 Prohibited Activities. Notwithstanding any other provision of this Agreement, Manager and Medical Group expressly acknowledge and agree that Manager is not being engaged by Medical Group to, nor at any time shall Manager:

(i)                                               engage in the practice of medicine (including but not limited to determining what diagnostic tests are appropriate for a particular condition, determining the need for referrals to or consultations with another physician/specialist (or the identity of the physician for such referral or consultation) determining patient treatment options, or determining what is included in a particular patient’s medical records);

(ii)                                            provide marketing services, directly or indirectly, to or on behalf of Medical Group;

(iii)                                         select, hire and/or fire (as it relates to clinical competency or proficiency) Physicians, allied health staff and medical assistants;

(iv)                                        set the parameters under which Medical Group will enter into contractual relationships with third-party payers;

(v)                                           make decisions regarding coding and billing procedures for patient care services;

(vi)                                        make decisions regarding the compensation of Medical Group’s Physicians; or

(vii)                                     determine how many patients a Physician must see during any given period of time or how many hours a Physician must work.

Both Manager and Medical Group acknowledge and agree that by entering into this Agreement, Medical Group does not delegate to Manager any powers, duties or responsibilities which it is prohibited by law from delegating. Medical Group retains all authority not expressly delegated to Manager under this Agreement. Manager shall provide all services hereunder directly or, at Manager’s option, through one or more third parties engaged by Manager, provided, however, that any such delegation shall be on commercially reasonable terms and conditions. Medical Group acknowledges that certain of Manager’s services may be so delegated and may also be provided offsite.

2.                                      Term. The term of this Agreement shall commence as of the effective date of termination of that certain Interim Facility and Management Services Agreement between Manager and Northwest Cancer Clinic, LLC, dated January 2, 2015 (the “Effective Date”), and shall, unless terminated sooner as provided herein, continue for an initial term often (10) years after the Effective Date (the “Initial Term”). Thereafter, this Agreement shall automatically renew for up to two successive five-year renewal terms (each a “Renewal Term”, and together with the Initial Term, the “Term”), unless either party gives the other party a written notice of non-renewal at least ninety (90) days before the beginning of any renewal term.

3.                                      Responsibilities of Medical Group.

(a)                                 Provision of Professional Services. Medical Group, as an independent medical practice, shall be and remain fully responsible for all professional medical services provided at the Licensed Premises. In connection therewith, Medical Group shall provide all related physician support through its physician-employees and/or other physicians otherwise engaged by Medical Group (including physician-owned professional corporations) (“Physicians”).

(b)                                 Licensed Providers. Each Physician engaged by Medical Group to provide services at the Licensed Premises shall be duly licensed, without restriction, to practice medicine in the State of Washington, shall be board certified or board eligible in the Medical Specialty; shall maintain professional liability insurance in minimum amounts of $l,000,000.00/$3,000,000.00 annual aggregate; and shall have never been convicted of a criminal offense related to healthcare, or been listed by any federal or state healthcare program as excluded or otherwise ineligible to participate in such federal or state program.

(c)                                  Licenses and Permits. Medical Group and each Physician providing services on behalf of Medical Group shall have all necessary licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local, required for the ownership and operation of Medical Group and the operation of its medical practice at the Licensed Premises.

(d)                                 Payor Requirements. Medical Group shall cause all services in the Medical Specialty performed at the Licensed Premises to be performed in accordance with all requirements of applicable third party payors, including Medicare, as necessary to obtain all available payments therefore, including providing necessary Physician supervision of all such services provided.

(e)                                  Quality of Care. Medical Group shall regularly review the Medical Group’s quality assurance policies and procedures to verify that the Medical Group is continually providing services that are medical necessary and of appropriate quality. Medical Group shall promptly inform Manager of any deficiency in the Licensed Premise’s facilities, Equipment, supplies or provision of services by Manager’s personnel which, directly or indirectly, could adversely affect the rendition of services of high quality on a consistent basis.

(f)                                   Medical Records. During the term of this Agreement, all medical records with respect to Medical Group’s patients shall remain in the custody and control of Medical Group. Such records shall be stored at such location or locations as Medical Group shall direct. Upon any termination of this Agreement, Medical Group, at its own expense, shall remove such records from such location or locations, if such removal is required to enable Medical Group to satisfy its obligations as set forth in this Section 3(f). Notwithstanding the foregoing, at all times during the term of this Agreement and thereafter, Manager shall be provided with access to such records, as requested, for billing and all other reasonable purposes, subject to applicable law regarding confidentiality. Manager’s rights set forth in this Section 3(f) shall expressly survive any termination of this Agreement

4.                                      Manager Compensation.

(a)                                 Manager shall be paid, and Manager shall accept as payment for all facilities, Equipment, supplies, personnel and services provided to Medical Group hereunder, an amount equal to (i) $650,000.00 (the “Management Fee”). For purposes of this Agreement, “Net Collected Dollars” shall mean the gross collections attributable to radiation therapy services provided by Medical Group at the Licensed Premises during the term of this Agreement, net of refunds, adjustments and overpayments.

(b)                                 Following the expiration or other termination of this Agreement for any reason, Manager shall continue to be entitled to receive the Management Fee based on Net Collected Dollars attributable to radiation therapy services provided by the Medical Group at the Licensed Premises prior to the expiration or other termination of this Agreement but for which collections are actually received following such expiration or other termination of this Agreement.

(c)                                  The parties hereto have reviewed and evaluated the compensation to be paid by Medical Group to Manager for the facilities, Equipment, supplies, personnel and services hereunder and have determined it to be commercially reasonable, to be commensurate with fair market value and to not in any way be based upon the volume or value of patient referrals or any other business generated between the parties hereto or any of their affiliates.

5.                                      Billing and Collections.

(a)                                 Manager shall engage Financial Services of Southwest Florida, a Florida limited liability company (“FSS”) to provide billing and collection services on behalf of Medical Group pursuant to that certain Billing Services Agreement between Manager and FSS (the “Billing Services Agreement”).

(b)                                 All Net Collected Dollars of Medical Group shall be deposited in a lockbox bank account in the name of Medical Group (the “Account”) with a bank (“Bank”) mutually agreed upon by the parties until termination or expiration of this Agreement. Manager shall remain a required signatory on the Account and shall be authorized to make payments from such account on behalf of the Medical Group, including without limitation, the Management Fee. Medical Group shall cause FSS to instruct all third party payors to deposit their payments directly into the Account. Medical Group shall provide the Bank standing instructions that at the end of each day all of the funds in the Account shall be swept into another account maintained by Manager at the Bank or by wire transfer to appropriate account(s) of Manager. Such letter of instruction shall not be altered, modified, changed or supplemented by the Medical Group absent Manager’s prior written agreement. Any such alteration, modification or change may be deemed by Manager as an event of default by the Medical Group under the terms of this Agreement. To the extent that any Net Collected Dollars are not sent directly to the Account as required by this Agreement, or are received by Medical Group, such collection shall be immediately remitted, in the form received, to the Account immediately upon receipt by Medical Group. This Section 5(b) shall expressly survive any termination or expiration of this Agreement.

(c)                                  The parties acknowledge that all collections of Medical Group shall be applied first to the expenses and obligations of Medical Group (excluding any amounts due and owing to Manager or FSS) as stated in Medical Group’s annual budget (which budget shall be subject to the approval of Manager), and then applied to any amounts due and owing to Manager hereunder or due FSS pursuant to the Billing Services Agreement, until such amounts are paid in full. On or before the 15th day after each month, Manager shall remit the remaining balance in the Account to Medical Group.

(d)                                 So long as any Management Fee or Billing Services Fee or any other liabilities or obligations of the Medical Group under this Agreement remain unpaid, Manager shall, to the extent authorized by law, have a continuing first priority security interest in all of the accounts receivable of the Medical Group, whether now existing or hereinafter arising, and all replacements of, and substitutions to, proceeds and products of any of the foregoing The Medical Group shall promptly execute and deliver any and all further instruments and documents, and take all further action that Manager may request, in order to perfect any security interest granted or purported to be granted by the Medical Group hereunder. Without limiting the generality of the foregoing, the Medical Group shall execute and file such financing or continuation statements, or amendments thereto, and such other similar instruments or notices as may reasonably be deemed necessary or desirable by Manager, or as Manager may otherwise reasonably request, in order to perfect and preserve the security interests granted to Manager hereunder. The Medical Group shall promptly provide Manager with evidence of such filings upon receipt. In addition, Manager shall have the right, in its sole and absolute discretion, to assign, pledge or subordinate the security interests granted to Manager hereunder. The parties acknowledge and agree that this Section 5(d) does not constitute an assignment by the Medical Group of its Medicare/Medicaid receivables in violation of the Social Security Act, and the Medical Group is not required to have its Medicare/Medicaid funds be paid directly to Manager.

6.                                      Disclaimer. MEDICAL GROUP ACKNOWLEDGES THAT MANAGER IS NOT THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER’S AGENT, OR THE DEVELOPER, ARCHITECT, OR OWNER OF THE PREMISES UPON WHICH

THE OFFICE IS LOCATED. ACCORDINGLY, MEDICAL GROUP HEREBY AGREES TO TAKE THE EQUIPMENT IN AN “AS IS” CONDITION. MANAGER HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE OFFICE OR THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE OFFICE, THE EQUIPMENT’S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP, OR AS TO PATENT INFRINGEMENT OR THE LIKE.

7.                                      Representations of Medical Group. Medical Group hereby makes the following representations, warranties and covenants to Manager, each of which shall be true as of the date hereof and shall continue to be true during the term of this Agreement:

(a)                                 Duly Authorized. This Agreement has been duly authorized, executed and delivered by Medical Group and is binding upon Medical Group.

(b)                                 Duly Organized. Medical Group is duly organized under the laws of the State of Washington and is authorized and qualified to do all things required of it under this Agreement.

(c)                                  Capacity to Contract. Medical Group has the capacity and authority to fulfill the obligations required of it hereunder and nothing prohibits or restricts the right or ability of Medical Group to carry out the terms hereof.

(d)                                 Violations of Law. Neither Medical Group nor any agreement, document or instrument executed or to be executed by it in connection with this Agreement, or anything provided in or contemplated by this Agreement, does or will violate any applicable law, rule or regulation or breach, invalidate, cancel, make inoperative or interfere with, or result in acceleration of maturity of, any contract or agreement to which Medical Group is bound which would affect Manager’s rights hereunder.

8.                                      Manager’s Representations. Manager hereby makes the following representations, warranties, and covenants to Medical Group, each of which shall be true as of the date hereof and shall continue to be true during the term of this Agreement:

(a)                                 Duly Authorized. This Agreement has been duly authorized, executed and delivered by Manager and is binding upon Manager.

(b)                                 Duly Organized. Manager is duly organized under the laws of the State of Washington and is duly authorized and qualified to do all things required of it under this Agreement.

(c)                                  Capacity to Contract. Manager has the capacity and authority to fulfill the obligations required of it hereunder and, to the best of Manager’s knowledge and belief, nothing prohibits or restricts the right or ability of Manager to carry out the terms hereof.

(d)                                 Violations of Law. Neither Manager nor any agreement, document or instrument executed or to be executed in connection with this Agreement, or anything provided in or contemplated by this Agreement, does or will, to the best of Manager’s knowledge and belief, violate any applicable law, rule or regulation or breach, invalidate, cancel, make inoperative or interfere with, or result in acceleration of maturity of, any contract or agreement to which Manager is bound which would affect the rights of Medical Group hereunder.

(e)                                  Title to Office and Premises. Manager is the lessee of the Office and has the right to authorize the use of the Licensed Premises and the Office by Medical Group during the term of this Agreement pursuant to the written consent of the lessor which consent has been obtained by the Manager.

9.                                      Independent Contractor.

(a)                                 This Agreement is by and between Manager and Medical Group and is not intended, and shall not be construed, to create an employment relationship, partnership or other such association as between the Parties. Manager is independent and separate from the Medical Group.

(b)                                 Neither Manager nor its employees or agents shall look to Medical Group for vacation pay, sick leave, retirement benefits, Social Security, worker’s compensation, disability or unemployment insurance benefits, or other employee benefits; nor shall Medical Group or its employees look to Manager for the same.

(c)                                  In performing the services required hereunder, Medical Group and its Physician employees and contractors shall exercise independent professional judgment. Manager shall not exercise any control over matters of Medical Group involving the exercise of professional medical judgment.

(d)                                 In the event the Internal Revenue Service or any other governmental agency shall, at any time, question or challenge the independence of either Party, the Party who received notice of same shall promptly notify the other Party and afford the other Party the opportunity to participate in any discussion or negotiation with the Internal Revenue Service or other governmental agency, irrespective of by whom such discussions or negotiations are initiated. The other Party shall participate in any such discussions or negotiations to the extent permitted by the Internal Revenue Service or other governmental agency.

10.                               Default by Medical Group.

(a)                                 The occurrence of any one of the following shall constitute a default by Medical Group hereunder:

(i)                                     if Medical Group fails to pay the Management Fees when due;

(ii)                                  if Medical Group fails to observe or perform any of its other material obligations hereunder in any material respect and such failure continues uncured for a period of thirty (30) days after written notice thereof to Medical Group from Manager or, if such failure cannot be cured within such thirty (30) day period, Medical Group has failed to commence to cure such failure within such thirty (30) day period and diligently proceed to effect such cure;

(iii)                               if Medical Group (A) ceases to provide or arrange to be provided services in the Medical Specialty at the Licensed Premises; (B) makes an assignment for the benefit of creditors; (C) admits in writing its inability to pay its debts as they become due; (D) files a petition seeking reorganization, an arrangement, readjustment, or similar arrangement under any present or future statute, law or regulation; (E) files an answer admitting the material allegations of a petition filed against it in any such proceeding; or (F) consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of its assets or properties;

(iv)                              if, within sixty (60) days after the commencement of any proceedings against Medical Group seeking reorganization or similar relief under any present or future statute, law or regulation, such proceedings shall have not been dismissed, or if within sixty (60) days after the appointment (without Medical Group’s consent or acquiescence) of any trustee, receiver or liquidator of all or any substantial part of its assets or properties, such appointment shall not have been vacated;

(v)                                 if Medical Group or any of its physician employees is finally determined, by an appropriate governing body or court, to have violated any applicable law, rule, regulation or ethical standard arising out of the conduct of the practice of medicine;

(vi)                              if Medical Group or any of its physician employees is suspended, excluded, debarred or otherwise ineligible to participate in any federal or state health program, including, but not limited to, the Medicare or Medicaid programs; or

(vii)                           if Medical Group or any of its physician employees is arrested for a felony or a misdemeanor involving moral turpitude, or has violated any rule, law, or administrative regulation (other than traffic violations or similar minor misdemeanors) that in Manager’s reasonable opinion impacts the Medical Group’s ability to provide services to patients or otherwise perform its obligations hereunder.

(b)                                 Upon a default by Medical Group which has not been cured within an applicable cure period, Manager shall have the right to immediately terminate this Agreement.

11.                               Default by Manager.

(a)                                 The occurrence of any one of the following shall constitute a default by Manager hereunder.

(i)                                     if Manager fails to observe or perform any of its material obligations hereunder in any material respect and such failure continues uncured for a period of thirty (30) days after written notice thereof to Manager from Medical Group or, if such failure cannot be cured within such thirty (30) day period, Manager has failed to commence to cure such failure within such thirty (30) day period and diligently proceed to effect such cure;

(ii)                                  if Manager: (A) makes an assignment for the benefit of creditors; (B) admits in writing its inability to pay its debt as they become due; (C) files a petition seeking reorganization and arrangement, readjustment or similar arrangement under the present or future statute, law or regulation, if any present or future; (D) files an answer admitting the material allegations of a petition filed against it and any such proceeding; or (E) consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of all or any part of its assets or properties; or

(iii)                               if, within sixty (60) days after the commencement of any proceedings against Manager seeking reorganization or similar relief under any present or future statute, law or regulation, such proceedings shall have not been dismissed, or if within sixty (60) days after the appointment (without Manager’s consent or acquiescence) of any trustee, receiver or liquidator of all or any substantial part of its assets or properties, such appointment shall not have been vacated.

(b)                                 Upon a default by Manager which has not been cured within an applicable cure period, Medical Group shall have the right to immediately terminate this Agreement.

12.                               Termination.

(a)                                 This Agreement shall terminate upon the following events:

(i)                                     the mutual written agreement of the Parties;

(ii)                                  as provided in Section 2; or

(iii)                               as provided in Sections 10 and/or 11.

(b)                                 If this Agreement is terminated prior to the first anniversary of the Effective Date, then the parties will not enter into a successor agreement addressing the same or substantially the same subject matter until after the first anniversary of the Effective Date.

13.                               Default In Other Instances. In addition to and not in limitation of any of the other provision of this Agreement, any failure on the part of Manager or Medical Group to undertake any of their respective material obligations under this Agreement or any agreement made or entered into in connection with this Agreement shall constitute an event of default under this Agreement. Upon the occurrence of an event of default, the non-defaulting Party shall have all remedies available at law and equity.

14.                               Regulatory Matters.

(a)                                 In the performance of their respective obligations hereunder, Medical Group and Manager shall comply with all applicable regulations and laws (including, without limitation, applicable zoning regulations and rules and regulations governing the practice of medicine) and do everything in their power to see to it that the Office and the business conducted therein are in compliance with the rules and regulations of all regulatory bodies, agencies or authorities having jurisdiction over the Office and such business.

(b)                                 The Parties acknowledge and agree that the amounts due to Manager from Medical Group pursuant to this Agreement have been determined by the Parties through good faith and arm’s length bargaining to be commercially reasonable, to reflect fair market value and to not in any way be based upon the volume or value of patient referrals or any other business generated between the Parties. Manager and Medical Group enter into this Agreement with the intent of conducting their relationship and implementing the agreements contained in this Agreement in full compliance with applicable federal, state and local law, including without limitation, the Medicare/Medicaid Anti-Kickback statute (the “Anti-Kickback Law”) and Section 1877 of the Social Security Act (the “Stark Law”), as amended. Notwithstanding any unanticipated effect of any of the provisions of this Agreement, neither Party will intentionally conduct itself under the terms of this Agreement in a manner that would constitute a violation of the Anti-Kickback Law or the Stark Law or any similar Washington law, rule or regulation. Without limiting the generality of the foregoing, Manager and Medical Group expressly agree that nothing contained in this Agreement shall require either Party to refer any patients to the other, or to any affiliate or subsidiary of the other.

(c)                                  In the event that any law, rule, or regulation applicable to this Agreement or any rule or policy of any third-party payor, or any policy, or any interpretation thereof at any time during the term of this Agreement is modified, implemented, threatened to be implemented, or determined to prohibit, restrict or in any way materially change the terms of this Agreement, or by virtue of the existence of this Agreement has or will have a material adverse effect on either Party or their respective affiliates or on the ability of either Party to engage in any commercial activity on terms at least as favorable to that Party as those reasonably attributable as of the date hereof (each of the foregoing being referred to herein as a ‘‘Change”), then the Parties to this Agreement shall negotiate in good faith to amend this Agreement to the minimum degree necessary in a manner consistent with such change and the intent of the Parties. If the Parties are unable to reach agreement as to any such amendment reasonably necessary to remove the jeopardy contemplated herein, within sixty (60) days, this Agreement shall thereafter automatically terminate.

(d)                                 Medical Group agrees to comply with the requirements of the Federal Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, the Health Information Technology for Economic and Clinical Health Act, Title XIII of the American Recovery and Reinvestment Act of 2009 (collectively, “HIPAA”), including but not limited to the implementation of appropriate administrative, technical and physical safeguards as required by to limit incidental disclosures of PHI (as such term is defined below), and Manager agrees to meet all requirements and obligations contained in the Business Associate Agreement attached hereto as Exhibit B and incorporated herein by reference. For purposes of this Section 14, “protected health information”, or PHI, has the meaning defined by the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “Privacy Standards”), as promulgated by the Department of Health and Human Services pursuant to the Administrative Simplification provisions of the HIPAA.

(e)                                  Upon written request, the Parties shall make available for a period of four (4) years after the furnishing of services under this Agreement to the Secretary of the U.S. Department of Health and Human Services, or any of its duly authorized representatives, this Agreement and any of the Parties’ books, documents, and records that are necessary to certify the nature and extent of costs incurred pursuant to this Agreement and which are required to be made available under the Omnibus Reconciliation Act of 1980, Public Law 96-499, Section 952, or any regulation promulgated thereunder. Further, if Manager carries out any of its duties under this Agreement through a subcontract or assignment with a value or cost of $10,000.00 or more over a twelve (12) month period, such contract shall contain a clause to the effect that the contracting organization shall furnish its books, documents, and records upon request as described to verify the nature and extent of costs.

15.                               Miscellaneous.

(a)                                 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing as follows:

Manager:	Northwest Cancer Care Management Company, LLC
2270 Colonial Boulevard
Ft. Myers, FL 33907
Attention: Vice President

With copy to:	21st Century Oncology, Inc.
2270 Colonial Boulevard
Ft. Myers, FL 33907
Attention: Chief Executive Officer

Medical Group:	Northwest Cancer Care Associates, P.C.
2270 Colonial Boulevard
Ft. Myers, FL 33907
Attention: Vice President

or to such other address and to the attention of such other person(s) or officer(s) as either Party may designate by written notice.

(b)                                 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Washington without regard to its conflicts of law principles.

(c)                                  Further Instruments. At any time and from time to time, each Party shall, without further consideration and at its own expense, take such further actions and execute and deliver such further instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

(d)                                 Entire Agreement. This Agreement contains the entire understanding between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements between them, written or oral.

(e)                                  Severability. In the event that any term or provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, rule or regulation, such term or provision shall be deemed severed from this Agreement and the remaining terms and provisions shall remain unaffected thereby provided the invalid term does not materially alter the basic purpose or intent of this Agreement.

(f)                                   Assignment. Nothing in this Agreement shall permit assignment by Medical Group without the express prior written consent of Manager. Manager shall have the right, without the consent of Medical Group, to assign to its affiliates or subsidiaries all or any portion of its rights, duties and obligations under this Agreement.

(g)                                  Waiver of Breach. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provision of this Agreement or of any succeeding breach.

(h)                                 Amendments. This Agreement shall not be changed or modified except by an instrument in writing executed by both Parties. Without limiting any other provision herein, in the event that rules, policies, directives and/or orders of the United States Department of Health and Human Services or any other applicable federal, state, or local agency or third-party payor necessitate modifications or amendments to this Agreement, the Parties agree to so modify or amend this Agreement to conform with such rules, policies, directive and/or orders, provided they do not materially affect the duties and obligations of the Parties hereunder.

(i)                                     Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Bank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NORTHWEST CANCER CARE
MANAGEMENT COMPANY, LLC

By:	/s/ Sheila Rege
Name: Sheila Rege MD
Title: Member

NORTHWEST CANCER CARE
ASSOCIATES, P.C.

By:	/s/ [ILLEGIBLE]
Name:
Title:

[SIGNATURE PAGE TO FACILITY AND MANAGEMENT SERVICES AGREEMENT- NWCCA]

EXHIBIT “A”

Medical Equipment
Varian TrueBeam Linac (2012), Serial No. 1189
Varian HDR VariSource iX Afterloader (2012), Serial No. CA-1080-D-103-S
Varian Aria/Eclipse Software
GE Optima CT580 RT8 CT Scanner, Serial No. 0001773065
Daily QA - BeamCheck Plus
CT Scanner LAP Lasers
Optical Scope - Olympus
Dual Diode Dosimeter
Ion Chamber
Physics Equipment - Sun Nuclear
Carbon fiber overlay, breastboard
Waterbath
Type S Extension - Varian
Aquapan
CNMC Area Monitor
Physics Equipment - CNMC
MAP Phantom MC2
Plastic Water set for Physics Testing
Buildup SCN Radonc Imaging QA Kit
CT View Window

Furniture & Fixtures
Sharp Televisions
Waiting Room/Office Furniture
Doctor Desk
Guest Chairs/Filing Cabinets/Etc.
Lockers
Conference Table and accessories
Exam room tables
20 Office Chairs
Table Lamps
Furniture for Clinic
Wireless Microphone
Amplifier
Stacking Chairs
Vanity in bathroom
Mobile lectern cherry
Desk, chairs for Dr. Hong’s Office
Dishwasher & Fridge
Sharp TV for Display Niche
2 office desks and conference table (2014)
4 monitors front office area (2014)

IT Software/Hardware
Hard Drives for NAS Synology
Synology NAS
Dell Backup Server
Barracuda Spam & Virus Firewall
Firewall/Router
3 monitors for office
Fender Passport 150 Portable PA System
Computer Monitors
Tripplite Battery Backup System
Rockwalla Computer Equipment

Lenova Workstations
Telephone Equipment
Fujitsu Scanners
Copier/Printer
EMC Equipment
Servers & Rack
Switches, servers, rack, EMC
Toshiba phone system
Medical Transcription Software
Switch, Exchange, Server Software
New scanner for reception area
Dell sonicwall router
Lenovo workstation at front desk

EXHIBIT “B”

BUSINESS ASSOCIATE AGREEMENT

See Attached.

EXECUTED COPY

HIPAA BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement, dated as of January 2, 2015 (“BA Agreement”), supplements and is made a part of the Services Agreement (as defined below) by and between Northwest Cancer Care Management Company, LLC a Washington limited liability company (“Business Associate”), and Northwest Cancer Care Associates, P.C., a Washington professional corporation (“Covered Entity”).

WHEREAS, Covered Entity and Business Associate are parties to the Services Agreement pursuant to which Business Associate provides certain services to Covered Entity. In connection with Business Associate’s services, Business Associate creates, receives, maintains or transmits Protected Health Information from or on behalf of Covered Entity, which information is subject to protection under the federal Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191 (“HIPAA”), the Health Information Technology for Economic and Clinical Health Act, Title XIII of the American Recovery and Reinvestment Act of 2009 (the “HITECH Act”), and related regulations promulgated by the Secretary (“HIPAA Regulations”).

WHEREAS, in light of the foregoing and the requirements of HIPAA, the HITECH Act, and HIPAA Regulations, Business Associate and Covered Entity agree to be bound by the following terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Definitions.

a.                                      General. Terms used, but not otherwise defined, in this BA Agreement shall have the same meaning given to those terms by HIPAA, the HITECH Act and HIPAA Regulations as in effect or as amended from time to time.

b.                                      Specific.

i.                                          Breach. “Breach” shall have the same meaning as the term “breach” in the HITECH Act, Section 13400(1), and the HIPAA Regulations.

ii.                                       Electronic Protected Health Information. “Electronic Protected Health Information” shall have the same meaning as the term “electronic protected health information” in 45 CFR § 160.103, limited to the information that Business Associate creates, receives, maintains, or transmits from or on behalf of Covered Entity.

iii.                                    Individual. “Individual” shall have the same meaning as the term “individual” in 45 CFR § 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR § 164.502(g).

iv.                                   Privacy Rule. “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Part 160 and Part 164.

v.                                      Protected Health Information. “Protected Health Information” shall have the same meaning as the term “protected health information” in 45 CFR § 160.103, limited to the information created, received, maintained or transmitted by Business Associate from or on behalf of Covered Entity.

vi.                                   Required By Law. “Required by Law” shall have the same meaning as the term “required by law” in 45 CFR § 164.103.

vii.                                Secretary. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his designee.

viii.                             Security Incident. “Security Incident” shall have the same meaning as the term “security incident” in 45 CFR § 164.304, and includes attempted or successful unauthorized access to, or interference with, system operations in an information system.

ix.                                   Security Rule. “Security Rule” shall mean the Security Standards at 45 Part 160 and Part 164.

x.                                      Services Agreement. “Services Agreement” shall mean any present or future agreements, either written or oral, between Covered Entity and Business Associate under which Business Associate provides services to Covered Entity which involve the use or disclosure of Protected Health Information. The Services Agreement is amended by and incorporates the terms of this BA Agreement.

xi.                                   Unsecured Protected Health Information. “Unsecured Protected Health Information” shall have the same meaning as the term “unsecured protected health information” in the HITECH Act, Section 13402(h)(l), and the HIPAA Regulations.

2.                                      Obligations and Activities of Business Associate.

a.                                      Use and Disclosure. Business Associate agrees not to use or disclose Protected Health Information other than as permitted or required by the Services Agreement, this BA Agreement or as Required By Law. Business Associate shall comply with the provisions of this BA Agreement relating to privacy and security of Protected Health Information and all present and future provisions of HIPAA, the HITECH Act and HIPAA Regulations that relate to the privacy and security of Protected Health Information and that are applicable to Covered Entity and/or Business Associate. To the extent Business Associate is to carry out any of Covered Entity’s obligations under the Privacy Rule, Business Associate shall comply with the requirements of the Privacy Rule that apply to Covered Entity in the performance of such obligation.

b.                                      Appropriate Safeguards. Business Associate agrees to use appropriate safeguards, and comply with the Security Rule with respect to Electronic Protected Health Information, to prevent the use or disclosure of the Protected Health Information other than as provided for by this BA Agreement. Without limiting the generality of the foregoing sentence, Business Associate will:

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i.                                          Implement administrative, physical, and technical safeguards that appropriately protect the confidentiality, integrity and availability of Electronic Protected Health Information as required by the Security Rule;

ii.                                       Ensure that any agent or subcontractor to whom Business Associate provides Electronic Protected Health Information agrees to implement appropriate safeguards to protect Electronic Protected Health Information; and

iii.                                    Promptly report to Covered Entity any Security Incident of which Business Associate becomes aware. Specifically, Business Associate shall notify Covered Entity within thirty (30) calendar days of any successful Security Incident or pattern of attempted Security Incidents, with periodic aggregated reporting of other attempted Security Incidents. In addition, Business Associate agrees to notify Covered Entity without unreasonable delay, but in no event more than thirty (30) calendar days, following the discovery of a Breach of Unsecured Protected Health Information. A Breach is considered “discovered” as of the first day on which the Breach is known, or by exercising reasonable diligence would have been known, to Business Associate or any employee, officer or agent of Business Associate, other than the individual committing the Breach. Any notice to Covered Entity of a successful Security Incident or Breach of Unsecured Protected Health Information shall include the identification of each Individual whose Protected Health Information has been, or is reasonably believed by Business Associate to have been, accessed, acquired, used, or disclosed as a result of such Security Incident or Breach as well as any other relevant information regarding the Security Incident or Breach, including the applicable elements listed at 45 CFR § 164.404(c).

c.                                       Reporting. Business Associate agrees to report to Covered Entity within three (3) business days of any use or disclosure of Protected Health Information not permitted by this BA Agreement of which Business Associate becomes aware.

d.                                      Mitigation. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate or its employees, officers, agents or subcontractors in violation of the requirements of this BA Agreement (including, without limitation, any Security Incident or Breach of Unsecured Protected Health Information). Business Associate agrees to reasonably cooperate and coordinate with Covered Entity in the investigation of any violation of the requirements of this BA Agreement and/or any Security Incident or Breach. Business Associate shall also reasonably cooperate and coordinate with Covered Entity in the preparation of any reports or notices to Individuals, regulatory bodies or any third parties as required under HIPAA, HIPAA Regulations, the HITECH Act, or any other Federal or State laws, rules or regulations, provided that any such reports or notices shall be subject to the prior written approval of Covered Entity.

e.                                       Agents and Subcontractors. Business Associate shall ensure that any agents and subcontractors that create, receive, maintain or transmit Protected Health Information on behalf of Business Associate agree to comply with the same restrictions, conditions and requirements that apply through this BA Agreement or otherwise to Business Associate with respect to such information. Business Associate shall enter into written agreements with any subcontractors, and the terms of such agreements shall incorporate the applicable requirements of, and otherwise

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comply with, HIPAA, the HITECH Act, the HIPAA Regulations, and this BA Agreement, including but not limited to Section 2(b)(ii).

f.                                        Access to Designated Record Sets. To the extent that Business Associate possesses or maintains Protected Health Information in a Designated Record Set, Business Associate agrees to provide access, at the request of Covered Entity, and in the time and manner designated by the Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under HIPAA Regulations. If an Individual makes a request for access to Protected Health Information directly to Business Associate, Business Associate shall notify Covered Entity of the request within three (3) business days of such request and will cooperate with Covered Entity and allow Covered Entity to respond to the Individual.

g.                                       Amendments to Designated Record Sets. To the extent that Business Associate possesses or maintains Protected Health Information in a Designated Record Set, Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set as directed or agreed to by Covered Entity, or take other measures as necessary to satisfy Covered Entity’s obligations pursuant to HIPAA Regulations at the request of Covered Entity, and in the time and manner designated by the Covered Entity. If an Individual makes a request for an amendment to Protected Health Information directly to Business Associate, Business Associate shall notify Covered Entity of the request within three (3) business days of such request and will cooperate with Covered Entity and allow Covered Entity to respond to the Individual.

h.                                      Access to Books and Records. Business Associate agrees to make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity available to the Covered Entity, or to the Secretary, in a time and manner designated by the Covered Entity or designated by the Secretary, for purposes of the Secretary determining compliance with the HIPAA Regulations.

i.                                          Accountings. Business Associate agrees to document such disclosures of Protected Health Information and maintain information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with HIPAA, HIPAA Regulations and the HITECH Act.

j.                                         Requests for Accountings. Business Associate agrees to provide to Covered Entity, or to an Individual at the direction of Covered Entity, in the time and manner designated by the Covered Entity, information collected in accordance with Section 2(i) of this BA Agreement, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with HIPAA, HIPAA Regulations and the HITECH Act. If an Individual makes a request for an accounting directly to Business Associate, Business Associate shall notify Covered Entity of the request within three (3) business days of such request and will cooperate with Covered Entity and allow Covered Entity to respond to the Individual.

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3.                                      Permitted Uses and Disclosures by Business Associate.

a.                                      Services Agreement. Except as otherwise set forth in this BA Agreement, Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Services Agreement, provided that such use or disclosure would not violate HIPAA, HIPAA Regulations or the HITECH Act if done by Covered Entity or the minimum necessary policies and procedures of the Covered Entity.

b.                                      Use for Administration of Business Associate. Except as otherwise limited in this BA Agreement, Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate.

c.                                       Disclosure for Administration of Business Associate. Except as otherwise limited in this BA Agreement, Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that (i) the disclosure is Required by Law, or (ii) Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and be used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

d.                                      Data Aggregation. At the request and direction of Covered Entity, Business Associate may provide data aggregation services relating to the health care operations of Covered Entity.

e.                                       De-Identification. At the request and direction of Covered Entity, Business Associate may use the Protected Health Information to de-identify the information in accordance with the HIPAA Regulations for use by Covered Entity.

4.                                      Permissible Requests by Covered Entity. Except as set forth in Section 3 of this BA Agreement, Covered Entity shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Entity. If Covered Entity notifies Business Associate of (i) any limitations in Covered Entity’s notice of privacy practices, (ii) any changes in or revocation of an Individual’s permission to use or disclose his/her Protected Health Information, and/or (iii) any restriction on the use or disclosure of Protected Health Information to which Covered Entity has agreed or is required to agree, Business Associate will comply with any such limitations or restrictions as applicable in carrying out its duties under the Service Agreement or this BA Agreement.

5.                                      Term and Termination.

a.                                      Term. This BA Agreement shall be effective as of the date first set forth above and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created, received, maintained or transmitted by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to

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return or destroy Protected Health Information, protections are extended to such information, in accordance with the provisions in this Section 5.

b.                                      Termination for Cause. Upon Covered Entity’s knowledge of a material breach by Business Associate of the terms of this BA Agreement, Covered Entity shall either:

i.                                          Provide an opportunity for Business Associate to cure the breach or end the violation. If Business Associate does not cure the breach or end the violation within the time specified by Covered Entity, Covered Entity shall terminate: (A) this BA Agreement; (B) all of the provisions of the Services Agreement that involve the use or disclosure of Protected Health Information; and (C) such other provisions, if any, of the Services Agreement as Covered Entity designates in its sole discretion; or

ii.                                       Immediately terminate: (A) this BA Agreement; (B) all of the provisions of the Services Agreement that involve the use or disclosure of Protected Health Information; and (C) such other provisions, if any, of the Services Agreement as Covered Entity designates in its sole discretion.

c.                                       Effect of Termination.

i.                                          Except as provided in Section 5(c)(ii), upon termination of this BA Agreement, for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This Section shall apply to Protected Health Information in any form that is in the possession of Business Associate and subcontractors or agents of Business Associate. Business Associate shall retain no copies of the Protected Health Information.

ii.                                       In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this BA Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information. If it is necessary for Business Associate to maintain records for purposes permitted under Sections 3(b) or 3(c), Business Associate will return or destroy any such Protected Health Information when it is no longer needed by Business Associate for its proper management and administration or to carry out its legal responsibilities, and will otherwise maintain such Protected Health Information in conformity with this Agreement until the Protected Health Information can be returned or destroyed.

6.                                      Indemnity. Business Associate agrees to indemnify, defend and hold harmless Covered Entity and its employees, directors, trustees, members, professional staff, representatives and agents (collectively, the “Indemnitees”) from and against any and all claims (whether in law or in equity), obligations, actions, causes of action, suits, debts, judgments, losses, fines, penalties, damages, expenses (including attorney’s fees), liabilities, lawsuits or costs incurred by the

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Indemnitees which arise or result from a breach of the terms and conditions of this BA Agreement or a violation of HIPAA, the HITECH Act or HIPAA Regulations by Business Associate or its employees or agents. Business Associate’s indemnification obligations hereunder shall not be subject to any limitations of liability or remedies in the Service Agreement.

7.                                      Compliance with HIPAA Transaction Standards. When providing its services and/or products, Business Associate shall comply with all applicable HIPAA standards and requirements (including, without limitation, those specified in 45 CFR Part 162) with respect to the transmission of health information in electronic form in connection with any transaction for which the Secretary has adopted a standard under HIPAA (“Covered Transactions”). Business Associate will make its services and/or products compliant with HIPAA’s standards and requirements no less than thirty (30) days prior to the applicable compliance dates under HIPAA. Business Associate represents and warrants that it is aware of all current HIPAA standards and requirements regarding Covered Transactions, and Business Associate shall comply with any modifications to HIPAA standards and requirements which became effective from time to time. Business Associate agrees that such compliance shall be at its sole cost and expense, which expense shall not be passed on to Covered Entity in any form, including, but not limited to, increased fees. Business Associate shall require all of its agents and subcontractors (if any) who assist Business Associate in providing its services and/or products to comply with the terms of this Section 7.

8.                                      Miscellaneous.

a.                                      Regulatory References. A reference in this BA Agreement to a section in HIPAA, HIPAA Regulations, or the HITECH Act means the section in effect or as amended or modified from time to time, including any corresponding provisions of subsequent superseding laws or regulations.

b.                                      Amendment. The Parties agree to take action to amend the Services Agreement and this BA Agreement from time to time as is necessary for Covered Entity to comply with the requirements of HIPAA, the HIPAA Regulations and the HITECH Act.

c.                                       Survival. The respective rights and obligations of Business Associate under Sections 5(c) and 6 of this BA Agreement shall survive the termination of the Services Agreement or this BA Agreement.

d.                                      Interpretation. Any ambiguity in this Agreement shall be resolved to permit Covered Entity to comply with HIPAA, HIPAA Regulations and the HITECH Act.

e.                                       Miscellaneous. The terms of this BA Agreement are hereby incorporated into the Services Agreement. Except as otherwise set forth in Section 8(d) of this BA Agreement, in the event of a conflict between the terms of this BA Agreement and the terms of the Services Agreement, the terms of this BA Agreement shall prevail. The terms of the Services Agreement which are not modified by this BA Agreement shall remain in full force and effect in accordance with the terms thereof. This BA Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, exclusive of conflict of law rules. Each party to this

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BA Agreement hereby agrees and consents that any legal action or proceeding with respect to this BA Agreement shall only be brought in the courts of the state where the Covered Entity is located in the county where the Covered Entity is located. The Services Agreement together with this BA Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein, and this BA Agreement supersedes and replaces any former business associate agreement or addendum entered into by the parties. This BA Agreement may be executed in counterparts, each of which when taken together shall constitute one original. Any PDF or facsimile signatures to this BA Agreement shall be deemed original signatures to this BA Agreement. No amendments or modifications to the BA Agreement shall be effected unless executed by both parties in writing.

IN WITNESS WHEREOF, the parties have executed this BA Agreement as of the date set forth above.

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Business Associate:		Covered Entity:

NORTHWEST CANCER CARE		NORTHWEST CANCER CARE
MANAGEMENT COMPANY, LLC		ASSOCIATES, P.C.

By:	/s/ Sheila Rege MD	By:	/s/ [ILLEGIBLE]
Name:	Sheila Rege MD	Name:
Title:	Member	Title:

[SIGNATURE PAGE TO BUSINESS ASSOCIATE AGREEMENT — FACILITY AND MANAGEMENT SERVICES AGREEMENT]

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